UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022

Semtech Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-06395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of principal executive offices)	(Zip Code)

805-498-2111

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Semtech Corporation (the “Company”) on a Current Report on Form 8-K filed on September 14, 2022, on September 8, 2022 the Company terminated the employment of Alistair W. Fulton. Mr. Fulton had served the Company as its Senior Vice President and General Manager, Wireless and Sensing Products Group of the Company.

On September 28, 2022, the Company and Mr. Fulton entered into a Separation and General Release Agreement (the “Separation Agreement”). The Separation Agreement provides that the Company will provide severance to Mr. Fulton consisting of $729,000, payable in two installments (half when Mr. Fulton’s right to revoke the Separation Agreement expires and half following March 8, 2023), and reimbursement of Mr. Fulton’s premiums to continue healthcare benefits under COBRA for up to twelve (12) months following his separation date. The Separation Agreement includes a general release of any claims by Mr. Fulton.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being included as part of this report:

Exhibit No.	Description

10.1	Separation and General Release Agreement, dated as of September 28, 2022, between Semtech Corporation and Alistair W. Fulton

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date: September 30, 2022	By:	/s/ Emeka N. Chukwu
		Name:	Emeka N. Chukwu
		Title:	Chief Financial Officer